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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 6, 1998


                              BANC ONE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


                                      Ohio
                 (State or Other Jurisdiction of Incorporation)


         1-8552                                         31-0738296
(Commission File Number)                      (IRS Employer Identification No.)


                  100 East Broad Street, Columbus, Ohio 43271
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (614) 248-5944


                                      N/A
         (Former Name or Former Address, If Changed Since Last Report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Banc One Corporation ("Banc One") and First Chicago NBD Corporation ("FCNBD") announced plans to merge on April 13, 1998. Banc One has historically engaged Coopers & Lybrand LLP, now PricewaterhouseCoopers LLP ("PwC") as its certifying accountant while FCNBD has historically engaged Arthur Andersen LLP ("AA"). The combination is structured as a merger of equals and decisions are being made relative to geographic location, business structure, products and employees in ways that do not favor either of the merging entities. Accordingly, a process was established to select between PwC and AA as the certifying accountant for the merged entity. Selection of AA as the certifying accountant was recommended to the Banc One Audit Committee on July 20, 1998. The Banc One Audit Committee approved the selection and so reported to the Banc One Board of Directors on July 21, 1998, and PWC was dismissed.

         The reports of PwC on the financial statements of Banc One for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with its audits for the two most recent fiscal years and through July 21, 1998, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years.

         During the two most recent fiscal years and through July 21, 1998 there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

         Banc One has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated August 5, 1998, is filed as Exhibit 16.1 to this Form 8-K/A.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number              Description
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    16.1                    A letter from PwC addressed to the Commission
                            stating their agreement with the comments noted in
                            Item 4.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  BANC ONE CORPORATION
                                  (Registrant)


Date:  August 6, 1998             By:  /s/ William C. Leiter
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                                      William C. Leiter
                                      Senior Vice President